CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in this Post-Effective Amendment to Registration Statement No. 33-4959 on Form N-1A of Alger International Small Cap Fund of The Alger Funds.

/s/ Deloitte & Touche LLP

New York, New York

June 16, 2025